As filed with the Securities and Exchange Commission on January 31, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Inovio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0969592
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

660 West Germantown Pike, Suite 110

Plymouth Meeting, Pennsylvania 19462

(877) 446-6846

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

J. Joseph Kim, Ph.D.

President and Chief Executive Officer

Inovio Pharmaceuticals, Inc.

660 West Germantown Pike, Suite 110

Plymouth Meeting, Pennsylvania 19462

(267) 440-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian F. Leaf

Jeffrey Libson

Darah Protas

Cooley LLP

11951 Freedom Drive

Reston, VA 20190

(703) 456-8000

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.001 per share	8,014,201 shares	$4.24	$33,980,212.24	$4,410.63

(1)

Represents the initial maximum number of shares issuable upon conversion of convertible bonds acquired by the selling stockholders named in this registration statement in private placement transactions.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also registers a currently indeterminate number of additional shares of the registrant’s common stock that may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The calculation of the proposed maximum aggregate offering price of the common stock was based on the average of the high and low price for the common stock on January 29, 2020, as reported on the Nasdaq Global Select Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED January 31, 2020

PROSPECTUS

8,014,201 Shares of Common Stock

This prospectus relates to the offer and resale of up to 8,014,201 shares of common stock of Inovio Pharmaceuticals, Inc. that may be issuable upon the conversion of our 1.0% convertible bonds due 2024, or the bonds, sold to the selling stockholders identified in this prospectus. On August 1, 2019 and December 31, 2019, we sold bonds in an aggregate principal amount of 22.7 billion Korean Won, or KRW, or approximately USD $19.2 million based on the exchange rates on the respective dates of issuance. We sold the bonds in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, pursuant to Convertible Bonds Subscription Agreements. We are registering the resale of the common stock issuable upon conversion of the bonds as required by the registration rights agreements we entered into with the selling stockholders concurrently with each of the subscription agreements.

Upon conversion of the bonds, the selling stockholders may sell the shares underlying the bonds through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling stockholders may sell their shares of common stock underlying the bonds in the section of this prospectus entitled “Plan of Distribution.” We are not selling any shares of common stock under this prospectus, and we will not receive any proceeds from the sale by the selling stockholders of such shares. The selling stockholders will receive all of the proceeds from the sale of shares of our common stock in this offering.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “INO.” On January 29, 2020, the last reported sale price of our common stock was $4.11 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 5 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2020.

ABOUT THIS PROSPECTUS

Neither we nor the selling stockholders or the underwriters, if any, have authorized anyone to provide you with any information or to make any representation other than as may be contained in or incorporated by reference into this prospectus, any prospectus supplement or in any free writing prospectus that we may file with the Securities and Exchange Commission, or the SEC. We do not, and the selling stockholders or the underwriters, if any, do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the respective dates of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process or continuous offering process. Under this shelf registration process, the selling stockholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered, from time to time, by the selling stockholders. Each time a selling stockholder sells securities, the selling stockholder may be required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling stockholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in the prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.

You should read this prospectus and any prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below, before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context indicates otherwise, references in this prospectus to “Inovio,” “company,” “we,” “us” and “our” refer to Inovio Pharmaceuticals, Inc. and its consolidated subsidiaries.

Company Overview

We are an innovative clinical stage biotechnology company focused on the discovery, development, and commercialization of our synthetic DNA technology targeted against cancers and infectious diseases. Our DNA-based immunotherapies and vaccines, in combination with our proprietary, efficacy-enabling delivery devices, are intended to generate robust immune responses, in particular functional CD8+ killer T cells and antibodies, to fight targeted diseases.

Our novel SynCon® immunotherapy design has shown the ability to help break the immune system’s tolerance of cancerous cells. Our SynCon® product design approach is also intended to facilitate cross-strain protection against known and new unmatched strains of pathogens, such as influenza. Our CELLECTRA® delivery system facilitates optimized cellular uptake of the SynCon® immunotherapies, overcoming a key limitation of other DNA-based immunotherapies. Human data to date have shown a favorable safety profile of our SynCon® immunotherapies delivered using CELLECTRA® in over 6,000 administrations across almost 2,000 patients.

We or our collaborators are currently conducting or planning clinical studies of our proprietary SynCon® immunotherapies for HPV-caused pre-cancers, including cervical, vulvar, and anal dysplasia; HPV-caused cancers, including head & neck, cervical, anal, penile, vulvar, and vaginal; other HPV-caused disorders, such as recurrent respiratory papillomatosis, or RRP; glioblastoma multiforme, or GBM; prostate cancer; hepatitis B virus; hepatitis C virus; HIV; Ebola; Middle East Respiratory Syndrome, or MERS; Lassa fever; and Zika virus. We also recently announced our intention to accelerate the clinical development of our DNA-encoded bi-specific T cell engagers, or dBTE, technology and build on recent advances observed with our DNA-encoded monoclonal antibody, or dMAb, technology.

Our corporate strategy is to advance, protect and exploit our differentiated immunotherapy platform. Through the use of our unique capabilities on both design and development, we continue to progress and validate an array of HPV related diseases, as well as cancer and infectious disease immunotherapy and vaccine products. We aim to advance products through to commercialization and continue to leverage third-party resources through collaborations and partnerships, including product license agreements. Our partners and collaborators include AstraZeneca, Regeneron Pharmaceuticals, Inc., F. Hoffmann-La Roche AG/Genentech, Inc., ApolloBio Corporation, GeneOne Life Science Inc., The Bill and Melinda Gates Foundation, The Parker Institute for Cancer Immunotherapy, Coalition for Epidemic Preparedness Innovations, Defense Advanced Research Projects Agency, National Institutes of Health, HIV Vaccines Trial Network, National Cancer Institute, Walter Reed Army Institute of Research, Medical CBRN Defense Consortium,The Wistar Institute and the University of Pennsylvania.

All of our product candidates are in the research and development phase. We have not generated any revenues from the sale of any products, and we do not expect to generate any such revenues for at least the next several years. We earn revenue from license fees and milestone revenue and collaborative research and development agreements. Our product candidates will require significant additional research and development efforts, including extensive preclinical and clinical testing. All product candidates that we advance to clinical testing will require regulatory approval prior to commercial use, and will require significant costs for commercialization. We may not be successful in our research and development efforts, and we may never generate sufficient product revenue to be profitable.

Corporate Information

We were incorporated under the laws of the State of Delaware in June 2001. Our principal executive offices are located at 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462. Our telephone number is (267) 440-4200. Our common stock is listed on the Nasdaq Global Select Market under the symbol “INO.”

Our internet website address is www.inovio.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

We have proprietary rights to a number of trademarks used in this prospectus which are important to our business, including SynCon®, CELLECTRA® and the Inovio logo. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

Convertible Bonds

On July 31, 2019 and December 26, 2019, we entered into Convertible Bonds Subscription Agreements, or the Subscription Agreements, with the Korea-based institutional investors named therein, pursuant to which we agreed to sell and issue the bonds. The bonds were issued on August 1, 2019 and December 31, 2019 and accrue interest at a coupon rate of 1.00% per annum, payable quarterly. The bonds will mature on July 31, 2024 or December 31, 2024, unless earlier converted or repurchased. Commencing on August 1, 2020 or December 31, 2020, as applicable, the bonds will be convertible until the date that is one month prior to the respective maturity date. Upon conversion, we will deliver either Korean Depositary Receipts, if we have any such securities listed on the KOSDAQ Market of the Korea Exchange at that time; otherwise we will issue shares of our common stock upon conversion. The initial conversion price is approximately USD $4.00 per share, subject to adjustment upon the occurrence of certain events set forth in the Subscription Agreements. The conversion price is subject to reset periodically if the current market price is lower than the conversion price then in effect, provided that the conversion price will not be reduced below approximately USD $2.40 per share, based on the current KRW/USD exchange rate. For purposes of this prospectus, we have assumed the issuance of the maximum number of shares of common stock into which the bonds may be convertible.

The bonds, and the shares of common stock into which the bonds may be convertible, are not registered under the Securities Act or any state securities laws. We have relied on the exemption from the registration requirements of the Securities Act by virtue of Rule 506(b) of Regulation D promulgated under the Securities Act. In connection with the purchasers’ execution of the Subscription Agreements, each purchaser represented to us that it is an “accredited investor” as defined in Regulation D and that the securities to be purchased by them will be acquired solely for their own account and for investment purposes and not with a view to the future sale or distribution.

In connection with the entry into the Subscription Agreements, we also entered into Registration Rights Agreements with the purchasers, pursuant to which we agreed to file the registration statement of which this prospectus forms a part, to use our commercially reasonable efforts to have such registration statement declared effective within the timeframe set forth in the Registration Rights Agreements, and to use our commercially reasonable efforts to keep such registration statement effective during the timeframes set forth in the Registration Rights Agreements.

The Offering

Common stock offered by the selling stockholders	8,014,201 shares

Terms of the offering	The selling stockholders, including their transferees, donees, pledgees, assignees or successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. See “Plan of Distribution” on page 12.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

Risk factors	See “Risk Factors” beginning on page 5, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Select Market symbol	INO

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock into which the bonds issued to the selling stockholders in the private placement transactions described above are convertible. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, each of which is incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or any prospectus supplement hereto before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see the sections entitled “Where You Can Find Additional Information” and “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include statements regarding:

•	our history of losses;

•	our lack of products that have received regulatory approval;

•

uncertainties inherent in clinical trials and product development programs, including but not limited to the fact that pre-clinical and clinical results may not be indicative of results achievable in other trials or for other indications, that results from one study may not necessarily be reflected or supported by the results of other similar studies, that results from an animal study may not be indicative of results achievable in human studies, that clinical testing is expensive and can take many years to complete, that the outcome of any clinical trial is uncertain and failure can occur at any time during the clinical trial process, and that our electroporation technology and DNA vaccines may fail to show the desired safety and efficacy traits in clinical trials;

•	the availability of funding;

•	the ability to manufacture vaccine candidates;

•	our ability to establish or maintain collaborations, licensing or other arrangements;

•

the availability or potential availability of alternative therapies or treatments for the conditions we or our collaborators target, including alternatives that may be more efficacious or cost-effective than any therapy or treatment that we and our collaborators hope to develop;

•	whether our proprietary rights are enforceable or defensible or infringe or allegedly infringe on rights of others or can withstand claims of invalidity; and

•	the impact of government healthcare legislation and proposals.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in any prospectus supplement hereto and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the account of the selling stockholders. Accordingly, we will not receive any proceeds from the sale of the common stock offered pursuant to this prospectus.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders pursuant to this prospectus, including, without limitation, all registration and filing fees, Nasdaq Global Select Market listing fees and fees and expenses of our counsel and our accountants. The selling stockholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to their sales of shares of our common stock.

SELLING STOCKHOLDERS

We are registering the resale of up to 8,014,201 shares of common stock that may be issued upon conversion of the bonds held by the selling stockholders identified below, to permit each of them, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these shares in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

The selling stockholders may sell some, all or none of their shares in this offering. We do not know how long the selling stockholders will hold any shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders upon the conversion of the bonds held by them. As a result, we cannot estimate the number of shares of common stock each of the selling stockholders will beneficially own after termination of sales under this prospectus.

The following table, which was prepared based on information supplied to us by the selling stockholders that we have not sought to verify, sets forth the name and address of each of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders and the number of shares to be offered by each of the selling stockholders pursuant to this prospectus. The table also provides information regarding the beneficial ownership of our common stock by each of the selling stockholders as adjusted to reflect the assumed sale of all of the shares of common stock offered under this prospectus. The ownership percentage indicated in the following table is based on 101,361,034 total outstanding shares of our common stock as of December 31, 2019.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by each selling stockholder and the percentage ownership of that person, we included outstanding shares of common stock issuable upon conversion of the bonds held by that person that are currently exercisable or exercisable within 60 days of December 31, 2019. None of the bonds held by the selling stockholders may be converted into shares of our common stock prior to August 1, 2020; therefore, the selling stockholders do not have any beneficial ownership of the shares as of December 31, 2019.

	Shares Beneficially Owned Prior to the Offering		Number of Shares Being Registered for Resale (1)(2)	Shares Beneficially Owned After the Offering
Name and Address of Selling Stockholder	Shares	Percentage		Shares (3)	Percentage
KIP Re-Up Fund (4)	—	—	3,517,658	—	—
KIP Ace Fund (17) (4)	—	—	105,529	—	—
KIP Beyond Fund (17) (4)	—	—	105,529	—	—
KIP Core Fund (17) (4)	—	—	105,529	—	—
KIP Dream Fund (17) (4)	—	—	105,529	—	—
KIP Essence Fund (17) (4)	—	—	105,529	—	—
KIP Future Fund (17) (4)	—	—	175,882	—	—
KIP Growth Fund (17) (4)	—	—	351,765	—	—
KIP High Fund (17) (4)	—	—	175,882	—	—
KIP Impact Fund (17) (4)	—	—	175,882	—	—
KIP Joint Fund (17) (4)	—	—	175,882	—	—
KIP Key Fund (17) (4)		—	175,882	—	—
Samsung Securities Co., Ltd., in its capacity as the trustee of Timefolio The Venture-G Specialized Private Investment Trust (5)	—	—	422,118	—	—
Samsung Securities Co., Ltd., in its capacity as the trustee of Timefolio Hedge-S Specialized Private Investment Trust (5)	—	—	246,236	—	—
Shinhan Investment Corp., in its capacity as the trustee of Timefolio The Venture-V Specialized Private Investment Trust (5)	—	—	105,529	—	—
Shinhan Investment Corp., in its capacity as the trustee of Timefolio Quant-I Specialized Private Investment Trust (5)	—	—	281,412	—	—
The Overseas Growth Fund I (6)	—	—	1,682,417	—	—

(1)

In addition to the shares set forth in the table, the number of shares to be sold includes an indeterminate number of shares issuable upon conversion of the bonds, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 under the Securities Act.

(2)

This number is based on conversion of the bonds held by the selling stockholder at the maximum conversion rate equal to 351.7658 shares of common stock per KRW1,000,000 principal amount of bonds (except for The Overseas Growth Fund I, which is based on the maximum conversion rate of 357.9611 shares of common stock per KRW1,000,000).

(3)	Assumes the sale of all shares offered pursuant to this prospectus.
(4)

KIP Re-Up Fund, KIP Ace Fund (17), KIP Beyond Fund (17), KIP Core Fund (17), KIP Dream Fund (17), KIP Essence Fund (17), KIP Future Fund (17), KIP Growth Fund (17), KIP High Fund (17), KIP Impact Fund (17), KIP Joint Fund (17) and KIP Key Fund (17) are collectively referred to herein as the KIP Funds. Korea Investment Partners Co. Ltd., or KIP GP, is the general partner of each of the KIP Funds. Man Soon Hwang serves as executive managing director of KIP GP, Jihoon Jung and Sangjoon Park serve as executive directors of KIP GP, Haksung Chang serves as managing director of KIP GP and Sang Wook Suh serves as director of KIP GP. KIP GP and each of Man Soon Hwang, Jihoon Jung, Sangjoon Park, Haksung Chang

and Sang Wook Suh may be deemed to share voting and dispositive power with respect to the securities held by each of the KIP Funds. The KIP Funds and KIP GP have indicated that they may be deemed to be affiliates of a broker-dealer. Each of the KIP Funds have represented that they acquired the securities in the ordinary course of business and, at the time of the acquisition of the securities had no agreements or understandings, directly or indirectly, with any person to distribute the securities. The address of each KIP Fund is 10F Asem Tower, 517 Yeongdongdaero, Gangnam-gu, Seoul, Korea.
(5)

TIMEFOLIO Asset Management Co., Ltd., or the GP, is the general partner of Timefolio The Venture-G Specialized Private Investment Trust, Timefolio Hedge-S Specialized Private Investment Trust, Timefolio The Venture-V Specialized Private Investment Trust and Timefolio Quant-I Specialized Private Investment Trust. Seung Woo Ahn is executive managing director of the GP, Joonghwan Park is managing director of the GP, Wonsuk Lee is principal of the GP and Hyunwoo Park is associate of the GP. The GP and each of Seung Woo Ahn, Joonghwan Park, Wonsuk Lee and Hyunwoo Park may be deemed to share voting and dispositive power with respect to the securities held by (i) Samsung Securities Co., Ltd. in its capacity as trustee of Timefolio The Venture-G Specialized Private Investment Trust and Timefolio Hedge-S Specialized Private Investment Trust and (ii) Shinhan Investment Corp., in its capacity as trustee of Timefolio The Venture-V Specialized Private Investment Trust and Timefolio Quant-I Specialized Private Investment Trust. Each of Samsung Securities Co., Ltd. and Shinhan Investment Corp. have indicated that they may be deemed to be broker-dealers, and may be deemed to be affiliates of registered broker-dealers. Each of Samsung Securities Co., Ltd. and Shinhan Investment Corp. have represented that they acquired the securities in their capacities as trustees for the aforementioned trusts in the ordinary course of business and, at the time of the acquisition of the securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities. The address of Samsung Securities Co., Ltd. is 11 Seocho-daero 74-gil, Seocho-gu, Seoul, Korea. The address of Shinhan Investment Corp. is 70 Yeoui-daero, Yeongdeungpo-gu, Seoul, Korea.

(6)

The general partners of The Overseas Growth Fund I are Acuon Capital Corporation, or Acuon, and Lakebridge Equity Partners, LLC, or Lakebridge. Guenhwan Park is an investment manager of The Overseas Growth Fund I and senior manager of Acuon. Preston Seokjuhn Chang is an investment manager of The Overseas Growth Fund I and representative director of Lakebridge. Acuon, Lakebridge, and Messrs. Park and Chang may be deemed to share voting and dispositive power with respect to the securities held by The Overseas Growth Fund I. The address of The Overseas Growth Fund I is 1102-2, 11F, 527 Gangnam-daero, Seocho-gu, Seoul, Korea, 06536.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those shares. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders and certain related persons against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus forms a part effective until the earlier of the 120th calendar day immediately following the maturity date of the bonds or the date upon which there are no longer any bonds outstanding.

LEGAL MATTERS

The validity of the shares of common stock offered pursuant to the registration statement of which this prospectus forms a part will be passed upon for us by Cooley LLP, Reston, Virginia.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and the exhibits and schedules thereto, are also available to the public from the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at http://inovio.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-14888. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 12, 2019;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 as filed with the SEC on May 9, 2019, August 8, 2019 and November 12, 2019, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January 3, 2019, February 13, 2019, February  20, 2019, February 26, 2019, March  12, 2019, March 25, 2019, May  10, 2019, May 21, 2019, May  28, 2019, June 4, 2019, July  16, 2019, August 6, 2019, January  2, 2020 and January 15, 2020, to the extent the information in such reports is filed and not furnished; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 12, 2014, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Inovio Pharmaceuticals, Inc., Attn: Corporate Secretary, 660 West Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462; telephone: (877) 446-6846.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

8,014,201 Shares of Common Stock

PROSPECTUS

                    , 2020

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$4,410.63
Accounting fees and expenses	30,000
Legal fees and expenses	50,000
Miscellaneous	10,589.37

Total	$95,000

Item 15.	Indemnification of Officers and Directors

Under Section 145 of the Delaware General Corporation Law, or DGCL, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Section 145 of the DGCL generally provides that a Delaware corporation has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

Our Certificate of Incorporation provides that, pursuant to the DGCL, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. Our amended and restated bylaws provide that we will indemnify, to the fullest extent authorized by the DGCL, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our company, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith.

We believe that these provisions of our certificate of incorporation and amended and restated bylaws are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate our directors’ or officers’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL, for breach of such director’s duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that such director believes to be contrary to our best interests or the best interests of our stockholders, for any transaction from which such director derived an improper personal benefit, for acts or omissions involving a reckless disregard for such director’s duty to us or to our stockholders when such director was aware or should have been aware of a risk of serious injury to us or to our stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of such director’s duty to us or to our stockholders, for improper transactions between such director and us and for improper loans to directors and officers. These provisions also do not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

As permitted by Delaware law, we have entered into indemnification agreements with certain of our current directors and officers pursuant to the foregoing provisions. We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

The underwriting agreement, if any, entered into with respect to an offering of securities registered hereunder will provide for indemnification by any underwriters of any offering, our directors and officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.	Exhibits

Exhibit Number	Description

3.1	Certificate of Incorporation with all amendments (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-3 (File No. 333-197584), filed with the SEC on July 23, 2014).

3.2	Amended and Restated Bylaws of Inovio Pharmaceuticals, Inc. dated August 10, 2011 (incorporated by reference to Exhibit 3.2 to the registrant’s current report on Form 8-K filed with the SEC on August 12, 2011).

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Convertible Bonds Subscription Agreement, dated December 26, 2019, by and between the registrant and the Purchaser (incorporated by reference to Exhibit 4.1 to the registrant’s current report on Form 8-K filed with the SEC on January 2, 2020).

4.3	Form of Bond representing the registrant’s 1% Convertible Bonds due 2024 (included as Exhibit A to the Convertible Bonds Subscription Agreement filed as Exhibit 4.2).

4.4	Registration Rights Agreement, dated December 26, 2019, by and between the registrant and the Purchaser (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed with the SEC on January 2, 2020).

4.5	Convertible Bonds Subscription Agreement, dated July 31, 2019, by and among the Company and the Purchasers (incorporated by reference to Exhibit 4.1 to the registrant’s current report on Form 8-K filed with the SEC on August 6, 2019).

4.6	Form of Bond representing the Company’s 1% Convertible Bonds due 2024 (included as Exhibit A to the Convertible Bonds Subscription Agreement filed as Exhibit 4.5).

4.7	Registration Rights Agreement, dated July 31, 2019, by and among the Company and the Purchasers (incorporated by reference to Exhibit 99.1 to the registrant’s current report on Form 8-K filed with the SEC on August 6, 2019).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth Meeting, Commonwealth of Pennsylvania, on the 31st day of January, 2020.

INOVIO PHARMACEUTICALS, INC.

By:	/s/ J. Joseph Kim
J. Joseph Kim
President and Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Joseph Kim and Peter Kies, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Joseph Kim J. Joseph Kim	President, Chief Executive Officer and Director (Principal Executive Officer)	January 31, 2020

/s/ Simon X. Benito Simon X. Benito	Chairman of the Board of Directors	January 31, 2020

/s/ Peter Kies Peter Kies	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	January 31, 2020

/s/ Angel Cabrera Angel Cabrera	Director	January 31, 2020

/s/ Ann C. Miller Ann C. Miller	Director	January 31, 2020

/s/ Jay Shepard Jay Shepard	Director	January 31, 2020

Signature	Title	Date

/s/ David B. Weiner David B. Weiner	Director	January 31, 2020

/s/ Wendy L. Yarno Wendy L. Yarno	Director	January 31, 2020

/s/ Lota S. Zoth Lota S. Zoth	Director	January 31, 2020